EXHIBIT 99
FOR RELEASE 6:00 AM ET, October 22, 2020

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS 37% INCREASE IN Q3 2020 EPS VERSUS Q2 2020

Q3 2020 Diluted EPS $0.74 compared to $0.54 for Q2 2020 and $0.65 for Q3 2019

MOOREFIELD, WV – October 22, 2020 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported third quarter 2020 net income of $9.62 million, or $0.74 per diluted share. In comparison, earnings for second quarter 2020 were $6.95 million, or $0.54 per diluted share, and for third quarter 2019 were $8.06 million, or $0.65 per diluted share.

For the nine months ended September 30, 2020, Summit recorded net income of $21.1 million, or $1.62 per diluted share, compared with $23.7 million, or $1.88 per diluted share, for the comparable 2019 nine-month period, representing a decrease of 11.1 percent or 13.8 percent per diluted share.

“I am very pleased to report Summit continues to rise to meet the unique challenges posed by 2020 and deliver well for our stakeholders,” commented H. Charles Maddy, III, President and Chief Executive Officer. “We posted another quarter of strong core operating performance, highlighted by record levels of net revenue resulting from continuing good growth in net interest income, a relatively stable net interest margin and well-controlled noninterest expenses. These results validate not only our core strategies but also our ability to remain disciplined in trying times. This is a tribute to our management and employees as they continue to put forth consistent, high levels of client service assisting our clients and communities.”

Highlights for Q3 2020

•Net interest income increased 29.5 percent (annualized) compared to Q2 2020 and increased 27.5 percent versus the same period in 2019, primarily due to loan growth and lower funding costs.

•Net interest margin in Q3 2020 decreased 4 basis points to 3.64 percent as compared to the linked quarter, as yield on interest earning assets and cost of deposits and other funding each declined 16 basis points.

•Excluding mortgage warehouse lines of credit, loan balances increased $40.8 million during the quarter.

•Provision for credit losses of $3.25 million in Q3 2020 compared to $3.00 million in Q2 2020 and $500,000 in Q3 2019; our increased credit provisions in 2020 are principally due to the estimated potential future economic impact of the COVID-19 crisis. Since year end 2019, Summit’s allowances for credit losses on loans and unfunded loan commitments have increased a combined 151 percent.

•Efficiency ratio improved to 48.95 percent compared to 51.97 percent in the linked quarter and 52.91 percent for Q3 2019.

•Net foreclosed properties expenses increased to $607,000 in Q3 2020 compared to $240,000 in Q2 2020 and $305,000 in Q3 2019; this is primarily the result of write downs of foreclosed properties to estimated fair values totaling $555,000 in Q3 2020 compared to $218,000 in Q2 2020 and $133,000 in Q3 2019, while realized net gains on sales of foreclosed properties were $44,000 and $61,000 during Q3 and Q2 2020, respectively and realized net losses of $66,000 during Q3 2019.

•Realized $1.52 million securities gains in Q3 2020 compared to no realized securities gains or losses in the linked quarter and realized securities gains of $453,000 in Q3 2019.

•Merger expenses were $28,000 in Q3 2020 compared to $637,000 in the linked quarter, and $74,000 in Q3 2019.

•Nonperforming assets as a percentage of total assets improved to 0.94 percent compared to 1.07 percent for the linked quarter and 1.28 percent at year end 2019.

•We announced our entering into a definitive merger agreement to acquire WinFirst Financial Corp. (“WinFirst”) and its wholly-owned subsidiary, WinFirst Bank, headquartered in Winchester, Kentucky.

Merger & Acquisition Activity

On September 28, 2020, Summit announced the signing of a definitive merger agreement between Summit Community Bank, Inc., a wholly-owned subsidiary of Summit, and WinFirst Corp., pursuant to which Summit Community Bank will acquire all of the outstanding shares of common stock of WinFirst in exchange for cash. This transaction is expected to close by year end 2020. WinFirst, a savings and loan holding company reported approximately $146 million in assets as of September 30, 2020 and operates two community banking offices in Winchester, Kentucky through its subsidiary, WinFirst Bank. Following the consummation of the merger, Summit Community Bank expects to consolidate WinFirst Bank with Summit Community Bank.

Further, on April 24, 2020, Summit Community Bank completed its acquisition of four branch banking offices located in the Eastern Panhandle of West Virginia from MVB Bank, Inc., a bank subsidiary of MVB Financial Corp. (NASDAQ: MVBF). Summit assumed approximately $195.0 million in deposits and acquired approximately $35.3 million in loans in conjunction with this purchase. Also, Summit completed its acquisition of Cornerstone Financial Services, Inc. (“Cornerstone”) and its subsidiary, Cornerstone Bank, headquartered in West Union, West Virginia on January 1, 2020. At consummation, Cornerstone had total assets of $195.0 million, loans of $39.8 million, and deposits of $173.0 million.

Accordingly, the results of operations of Cornerstone and acquired MVB Bank branches are included in Summit’s consolidated results of operations from the dates of acquisition, and therefore Summit’s third quarter and first nine months of 2020 results reflect increased levels of average balances, income and expenses compared to comparable prior year periods.

Results from Operations

Total revenue for third quarter 2020, consisting of net interest income and noninterest income, increased 33.6 percent to $31.0 million, which included $1.52 million realized securities gains, compared to $23.2 million for third quarter 2019. For the year-to-date period ended September 30, 2020, total revenue was $83.6 million compared to $72.1 million for the same period of 2019, representing a 16.0 percent increase primarily as a result of higher net interest income.

For the third quarter of 2020, net interest income was $24.8 million, an increase of 27.5 percent from the $19.4 million reported in the prior-year third quarter and a 7.4 percent increase compared to the linked quarter. The net interest margin for third quarter 2020 was 3.64 percent compared to 3.68 percent for the linked quarter and 3.63 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.59 percent for Q3 2020, 3.61 percent for Q2 2020 and 3.59 percent for Q3 2019.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for third quarter 2020 was $6.21 million compared to $3.60 million for the linked quarter and $3.76 million for the comparable period of 2019, which included $1.52 million realized securities gains. Excluding realized securities gains, noninterest income was $4.69 million for third quarter 2020 and $3.3 million for third quarter 2019. Mortgage origination revenue increased to $780,000 for Q3 2020 compared to $77,000 in Q3 2019 due to higher volumes of secondary market loans driven primarily by historically low interest rates. Also included in Q3 2020 noninterest income is one-time income approximating $475,000 earned in conjunction with the recent investment in $9.3 million of annuities.

We recorded a $3.25 million provision for credit losses during third quarter 2020 compared to $3.0 million for the linked quarter and $500,000 in Q3 2019. As result of the adoption of CECL, the provision for credit losses now represents an estimate of the full amount of expected credit losses relative to loans, whereas under the pre-CECL incurred loss accounting method, the provision was only an estimate of probable existing loan losses.

Q3 2020 total noninterest expense increased 21.1 percent to $15.5 million compared to $12.8 million for the prior-year third quarter. This year-over-year increase resulted primarily due to the acquisition of Cornerstone and MVB Bank branches during 2020. Additionally, other significant factors contributing to the changes in total noninterest expense period over period are as follows: higher FDIC premiums, as we fully utilized in prior periods our FDIC’s Small Bank Assessment Credits, increased write downs of foreclosed properties to estimated fair values totaling $555,000 in Q3 2020 compared to $218,000 in Q2 2020 and $133,000 in Q3 2019 and deferred director compensation expense totaling $325,000 in Q3 2020, compared to $6,000 in Q2 2020 and $432,000 in Q3 2019. Also, merger expenses have declined to $28,000 in Q3 2020 compared to $637,000 in Q2 2020 and $74,000 in Q3 2019.

Balance Sheet

At September 30, 2020, total assets were $2.95 billion, an increase of $543.4 million, or 22.6 percent since December 31, 2019. Total loans, net of unearned fees and allowance for loan losses, were $2.22 billion at September 30, 2020, up $322.0 million, or 16.9 percent, from the $1.90 billion reported at year-end 2019. Loans, excluding mortgage warehouse lines of credit, increased $40.8 million during the quarter, or 8.3 percent (annualized). Loans, excluding mortgage warehouse lines of credit, PPP loans and acquired Cornerstone and MVB loans, have increased $44.4 million, or 3.3 percent (on an annualized basis) since year-end 2019.

At September 30, 2020, core deposits were $2.30 billion, an increase of $618.5 million, or 36.8 percent, since year end 2019. During the first nine months of 2020, checking deposits increased $396.6 million or 44.5 percent, core time deposits grew by $41.4 million or 11.1 percent and savings deposits increased $180.5 million or 43.2 percent. Excluding acquired deposits (of both Cornerstone and MVB branches), core deposits have increased $250.5 million, or 14.9 percent, since year end 2019.

Shareholders’ equity was $272.0 million as of September 30, 2020 compared to $247.8 million at December 31, 2019. In conjunction with the acquisition of Cornerstone on January 1, 2020, Summit issued 570,000 shares of common stock valued at $15.4 million to the former Cornerstone shareholders.

Tangible book value per common share increased to $17.31 at September 30, 2020 compared to $16.63 at June 30, 2020, although it decreased from $18.11 at December 31, 2019 as result of the somewhat dilutive impacts of the Cornerstone and MVB Branches acquisitions. Summit had 12,932,415 outstanding common shares at Q3 2020 quarter end compared to 12,408,542 at year end 2019.

As announced in Q1 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During Q3 2020, no shares of our common stock were repurchased under the Plan.

Asset Quality

We incurred net loan charge-offs of $1,014,000 in third quarter 2020 (0.18 percent of average loans annualized), which included an $880,000 charge-off of a commercial real estate relationship which had previously been fully reserved and exhibited weakness prior to the COVID-19 pandemic, compared to second quarter 2020 net loan recoveries of $51,000 while $3.20 million and $2.51 million were added to the allowance for loan credit losses through the provision for credit losses during Q3 2020 and Q2 2020, respectively. The allowance for loan credit losses stood at 1.30 percent of total loans as of September 30, 2020, compared to 0.68 percent at year-end 2019.

Similarly, during Q3 2020 and Q2 2020, we also added $48,000 and $493,000, respectively, to the allowance for credit losses on unfunded loan commitments through the provision for credit losses.

As of September 30, 2020, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $27.8 million, or 0.94 percent of assets. This compares to $30.5 million, or 1.07 percent of assets at the linked quarter-end and $33.7 million, or 1.45 percent of assets at the end of Q3 2019.

Our actions to identify and assess our COVID-19 related credit exposures by asset classes and borrower types continue, as does our loan modification program to assist both consumer and business borrowers that are experiencing financial hardships due to COVID-19 related challenges. Accordingly, the following tables summarize the aggregate balances of loans the Company has modified as result of COVID-19 as of September 30, 2020 and June 30, 2020 classified by types of loans and impacted borrowers.

		Loan Balances Modified Due to COVID-19 as of 9/30/20
Dollars in thousands	Total Loan Balance as of 9/30/20	Loans Modified to Interest Only Payments	Loans Modified to Payment Deferral	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$120,324	$36,803	$11,466	$48,269	40.1%
Non-Owner Occupied Retail Stores	108,326	19,497	—	19,497	18.0%
Owner-Occupied Retail Stores	100,926	1,601	1,409	3,010	3.0%
Restaurants	7,968	—	—	—	—%
Oil & Gas Industry	24,404	914	—	914	3.7%
Other Commercial Loans	1,084,385	40,846	—	40,846	3.8%
Total Commercial Loans	1,446,333	99,661	12,875	112,536	7.8%
Residential 1-4 Family Personal	263,315	195	991	1,186	0.5%
Residential 1-4 Family Rentals	178,529	3,567	336	3,903	2.2%
Home Equity Loans	82,991	—	—	—	—%
Total Residential Real Estate Loans	524,835	3,762	1,327	5,089	1.0%
Consumer Loans	34,655	34	22	56	0.2%
Mortgage Warehouse Loans	243,730	—	—	—	—%
Credit Cards and Overdrafts	2,251	—	—	—	—%
Total Loans	$2,251,804	$103,457	$14,224	$117,681	5.2%

		Loan Balances Modified Due to COVID-19 as of 6/30/20
Dollars in thousands	Total Loan Balance as of 6/30/20	Loans Modified to Interest Only Payments	Loans Modified to Payment Deferral	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$119,204	$55,849	$43,030	$98,879	82.9%
Non-Owner Occupied Retail Stores	109,078	38,354	13,802	52,156	47.8%
Owner-Occupied Retail Stores	119,794	21,956	9,372	31,328	26.2%
Restaurants	8,126	2,392	1,877	4,269	52.5%
Oil & Gas Industry	31,977	914	4,378	5,292	16.5%
Other Commercial Loans	1,005,740	88,285	34,634	122,919	12.2%
Total Commercial Loans	1,393,919	207,750	107,093	314,843	22.6%
Residential 1-4 Family Personal	267,170	3,933	13,404	17,337	6.5%
Residential 1-4 Family Rentals	180,415	20,348	6,032	26,380	14.6%
Home Equity Loans	88,929	—	569	569	0.6%
Total Residential Real Estate Loans	536,514	24,281	20,005	44,286	8.3%
Consumer Loans	34,640	595	605	1,200	3.5%
Mortgage Warehouse Loans	252,472	—	—	—	—%
Credit Cards and Overdrafts	2,162	—	—	—	—%
Total Loans	$2,219,707	$232,626	$127,703	$360,329	16.2%

About the Company

Summit Financial Group, Inc. is a $2.95 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle, Southern and North Central regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates 41 banking locations.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 crisis, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q3 2020 vs Q3 2019
	For the Quarter Ended		Percent
Dollars in thousands	9/30/2020	9/30/2019	Change
Statements of Income
Interest income
Loans, including fees	$26,807	$24,940	7.5%
Securities	2,382	2,184	9.1%
Other	57	125	-54.4%
Total interest income	29,246	27,249	7.3%
Interest expense
Deposits	3,552	6,214	-42.8%
Borrowings	928	1,615	-42.5%
Total interest expense	4,480	7,829	-42.8%

Net interest income	24,766	19,420	27.5%
Provision for credit losses	3,250	500	n/m
Net interest income after provision for credit losses	21,516	18,920	13.7%

Noninterest income
Insurance commissions	44	40	10.0%
Trust and wealth management fees	622	632	-1.6%
Mortgage origination revenue	780	77	n/m
Service charges on deposit accounts	1,138	1,312	-13.3%
Bank card revenue	1,237	924	33.9%
Realized securities gains	1,522	453	236.0%
Bank owned life insurance and annuity income	795	247	221.9%
Other income	69	74	-6.8%
Total noninterest income	6,207	3,759	65.1%
Noninterest expense
Salaries and employee benefits	8,108	7,044	15.1%
Net occupancy expense	1,057	799	32.3%
Equipment expense	1,474	1,296	13.7%
Professional fees	364	388	-6.2%
Advertising and public relations	145	177	-18.1%
Amortization of intangibles	412	404	2.0%
FDIC premiums	320	—	n/a
Bank card expense	589	455	29.5%
Foreclosed properties expense, net	607	305	99.0%
Merger-related expenses	28	74	-62.2%
Other expenses	2,405	1,864	29.0%
Total noninterest expense	15,509	12,806	21.1%
Income before income taxes	12,214	9,873	23.7%
Income tax expense	2,594	1,812	43.2%
Net income	$9,620	$8,061	19.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q3 2020 vs Q3 2019

	For the Quarter Ended		Percent
	9/30/2020	9/30/2019	Change
Per Share Data
Earnings per common share
Basic	$0.74	$0.65	13.8%
Diluted	$0.74	$0.65	13.8%

Cash dividends	$0.17	$0.15	13.3%
Dividend payout ratio	22.9%	23.0%	-0.4%

Average common shares outstanding
Basic	12,922,158	12,412,982	4.1%
Diluted	12,949,584	12,467,777	3.9%

Common shares outstanding at period end	12,932,415	12,400,804	4.3%

Performance Ratios
Return on average equity	14.38%	13.51%	6.4%
Return on average tangible equity	18.12%	15.55%	16.5%
Return on average assets	1.31%	1.41%	-7.1%
Net interest margin (A)	3.64%	3.63%	0.3%
Efficiency ratio (B)	48.95%	52.91%	-7.5%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary (unaudited) -- 2020 vs 2019
	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2020	9/30/2019	Change
Statements of Income
Interest income
Loans, including fees	$77,666	$72,344	7.4%
Securities	6,944	7,166	-3.1%
Other	216	490	-55.9%
Total interest income	84,826	80,000	6.0%
Interest expense
Deposits	13,088	17,745	-26.2%
Borrowings	2,463	4,998	-50.7%
Total interest expense	15,551	22,743	-31.6%

Net interest income	69,275	57,257	21.0%
Provision for credit losses	11,500	1,050	n/m
Net interest income after provision for credit losses	57,775	56,207	2.8%

Noninterest income
Insurance commissions	75	1,821	-95.9%
Trust and wealth management fees	1,870	1,830	2.2%
Mortgage origination revenue	1,636	392	n/m
Service charges on deposit accounts	3,283	3,716	-11.7%
Bank card revenue	3,257	2,631	23.8%
Realized securities gains	2,560	1,535	66.8%
Gain on sale Summit Insurance Services, LLC	—	1,906	n/a
Bank owned life insurance income and annuity income	1,334	733	82.0%
Other income	292	235	24.3%
Total noninterest income	14,307	14,799	-3.3%
Noninterest expense
Salaries and employee benefits	23,709	21,966	7.9%
Net occupancy expense	2,917	2,602	12.1%
Equipment expense	4,263	3,694	15.4%
Professional fees	1,168	1,266	-7.7%
Advertising and public relations	389	484	-19.6%
Amortization of intangibles	1,251	1,300	-3.8%
FDIC premiums	595	88	576.1%
Bank card expense	1,652	1,367	20.8%
Foreclosed properties expense, net	1,815	2,236	-18.8%
Merger-related expenses	1,453	519	180.0%
Other expenses	6,493	6,473	0.3%
Total noninterest expense	45,705	41,995	8.8%
Income before income taxes	26,377	29,011	-9.1%
Income tax expense	5,302	5,293	0.2%
Net income	$21,075	$23,718	-11.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary (unaudited) -- 2020 vs 2019

	For the Nine Months Ended		Percent
	9/30/2020	9/30/2019	Change
Per Share Data
Earnings per common share
Basic	$1.63	$1.89	-13.8%
Diluted	$1.62	$1.88	-13.8%

Cash dividends	$0.51	$0.44	15.9%
Dividend payout ratio	31.4%	23.2%	35.3%

Average common shares outstanding
Basic	12,934,401	12,555,411	3.0%
Diluted	12,971,792	12,614,382	2.8%

Common shares outstanding at period end	12,932,415	12,400,804	4.3%

Performance Ratios
Return on average equity	10.72%	13.48%	-20.5%
Return on average tangible equity	13.36%	15.80%	-15.4%
Return on average assets	1.04%	1.40%	-25.7%
Net interest margin (A)	3.69%	3.67%	0.5%
Efficiency ratio (B)	50.70%	55.34%	-8.4%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Statements of Income
Interest income
Loans, including fees	$26,807	$25,624	$25,235	$24,772	$24,940
Securities	2,382	2,253	2,310	2,195	2,184
Other	57	60	98	105	125
Total interest income	29,246	27,937	27,643	27,072	27,249
Interest expense
Deposits	3,552	4,186	5,351	5,952	6,214
Borrowings	928	685	849	1,292	1,615
Total interest expense	4,480	4,871	6,200	7,244	7,829

Net interest income	24,766	23,066	21,443	19,828	19,420
Provision for credit losses	3,250	3,000	5,250	500	500
Net interest income after provision for credit losses	21,516	20,066	16,193	19,328	18,920

Noninterest income
Insurance commissions	44	24	7	90	40
Mortgage origination revenue	780	641	214	379	77
Trust and wealth management fees	622	582	665	734	632
Service charges on deposit accounts	1,138	882	1,263	1,377	1,312
Bank card revenue	1,237	1,087	933	906	924
Realized securities gains (losses)	1,522	—	1,038	403	453
Bank owned life insurance and annuity income	795	275	264	310	247
Other income	69	107	118	205	74
Total noninterest income	6,207	3,598	4,502	4,404	3,759
Noninterest expense
Salaries and employee benefits	8,108	7,930	7,672	7,099	7,044
Net occupancy expense	1,057	977	883	815	799
Equipment expense	1,474	1,360	1,429	1,278	1,296
Professional fees	364	417	387	412	388
Advertising and public relations	145	93	152	214	177
Amortization of intangibles	412	410	429	401	404
FDIC premiums	320	110	165	—	—
Bank card expense	589	560	503	454	455
Foreclosed properties expense, net	607	240	966	262	305
Merger-related expenses	28	637	788	98	74
Other expenses	2,405	2,463	1,625	2,126	1,864
Total noninterest expense	15,509	15,197	14,999	13,159	12,806
Income before income taxes	12,214	8,467	5,696	10,573	9,873
Income tax expense	2,594	1,518	1,190	2,424	1,812
Net income	$9,620	$6,949	$4,506	$8,149	$8,061

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Per Share Data
Earnings per common share
Basic	$0.74	$0.54	$0.35	$0.66	$0.65
Diluted	$0.74	$0.54	$0.35	$0.65	$0.65

Cash dividends	$0.17	$0.17	$0.17	$0.15	$0.15
Dividend payout ratio	22.9%	31.7%	49.1%	22.3%	23.0%

Average common shares outstanding
Basic	12,922,158	12,911,979	12,975,429	12,400,932	12,412,982
Diluted	12,949,584	12,943,804	13,028,409	12,458,702	12,467,777

Common shares outstanding at period end	12,932,415	12,922,045	12,920,244	12,408,542	12,400,804

Performance Ratios
Return on average equity	14.38%	10.75%	6.92%	13.32%	13.51%
Return on average tangible equity	18.12%	13.57%	8.55%	15.25%	15.55%
Return on average assets	1.31%	1.02%	0.73%	1.39%	1.41%
Net interest margin (A)	3.64%	3.68%	3.76%	3.63%	3.63%
Efficiency ratio (B)	48.95%	51.97%	51.41%	52.25%	52.91%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019

Assets
Cash and due from banks	$16,257	$16,572	$18,633	$28,137	$12,374
Interest bearing deposits other banks	92,729	26,218	22,821	33,751	40,296
Securities available for sale	297,989	322,539	305,045	276,355	265,347
Securities held to maturity	91,600	80,497	—	—	—
Loans, net	2,222,450	2,192,541	1,982,661	1,900,425	1,838,891
Property held for sale	17,831	17,954	18,287	19,276	20,979
Premises and equipment, net	52,880	51,847	47,078	44,168	43,592
Goodwill and other intangible assets	48,101	48,513	34,132	23,022	23,182
Cash surrender value of life insurance policies and annuities	57,029	55,315	46,497	43,603	43,216
Other assets	49,996	49,355	38,168	34,755	35,732
Total assets	$2,946,862	$2,861,351	$2,513,322	$2,403,492	$2,323,609

Liabilities and Shareholders' Equity
Deposits	$2,451,891	$2,451,769	$2,044,914	$1,913,237	$1,832,285
Short-term borrowings	140,145	90,945	161,745	199,345	206,694
Long-term borrowings and subordinated debentures	50,292	20,297	20,301	20,306	20,311
Other liabilities	32,571	34,909	30,337	22,840	21,897
Shareholders' equity	271,963	263,431	256,025	247,764	242,422
Total liabilities and shareholders' equity	$2,946,862	$2,861,351	$2,513,322	$2,403,492	$2,323,609

Book value per common share	$21.03	$20.39	$19.82	$19.97	$19.55
Tangible book value per common share	$17.31	$16.63	$17.17	$18.11	$17.68
Tangible common equity to tangible assets	7.7%	7.6%	9.0%	9.4%	9.5%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Summit Financial Group, Inc.
CET1 Risk-based Capital	9.9%	9.7%	10.8%	11.1%	11.2%
Tier 1 Risk-based Capital	10.7%	10.5%	11.7%	12.1%	12.2%
Total Risk Based Capital	12.9%	11.3%	12.5%	12.7%	12.8%
Tier 1 Leverage	8.7%	9.0%	10.2%	10.5%	10.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.8%	10.5%	11.7%	12.1%	12.2%
Tier 1 Risk-based Capital	11.8%	10.5%	11.7%	12.1%	12.2%
Total Risk Based Capital	12.7%	11.4%	12.5%	12.7%	12.9%
Tier 1 Leverage	9.6%	9.0%	10.2%	10.6%	10.4%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019

Commercial	$338,685	$311,755	$224,659	$207,138	$199,391
Mortgage warehouse lines	243,730	252,472	166,826	126,237	145,039
Commercial real estate
Owner occupied	312,502	336,143	331,486	276,218	255,828
Non-owner occupied	618,624	593,168	580,619	629,206	567,670
Construction and development
Land and development	97,343	92,706	92,332	84,112	69,589
Construction	66,878	48,115	43,121	37,523	56,255
Residential real estate
Non-jumbo	368,008	371,225	378,540	354,963	359,399
Jumbo	73,836	76,360	64,944	70,947	69,815
Home equity	82,991	88,929	75,170	76,568	78,493
Consumer	35,905	35,781	36,611	36,470	36,982
Other	13,302	13,053	12,961	14,117	13,371
Total loans, net of unearned fees	2,251,804	2,219,707	2,007,269	1,913,499	1,851,832
Less allowance for credit losses	29,354	27,166	24,608	13,074	12,941
Loans, net	$2,222,450	$2,192,541	$1,982,661	$1,900,425	$1,838,891

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Core deposits
Non interest bearing checking	$420,070	$443,190	$337,446	$260,553	$241,999
Interest bearing checking	867,442	830,258	648,214	630,352	602,059
Savings	598,564	561,029	457,010	418,096	305,891
Time deposits	414,542	422,286	384,062	373,125	371,178
Total core deposits	2,300,618	2,256,763	1,826,732	1,682,126	1,521,127

Brokered deposits	64,120	90,279	111,156	150,554	227,369
Other non-core time deposits	87,153	104,727	107,026	80,557	83,789
Total deposits	$2,451,891	$2,451,769	$2,044,914	$1,913,237	$1,832,285

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019

Gross loan charge-offs	$1,259	$218	$698	$455	$843
Gross loan recoveries	(245)	(269)	(197)	(88)	(132)
Net loan charge-offs/(recoveries)	$1,014	$(51)	$501	$367	$711

Net loan charge-offs to average loans (annualized)	0.18%	-0.01%	0.10%	0.08%	0.16%

Allowance for loan credit losses	$29,354	$27,166	$24,608	$13,074	$12,941
Allowance for loan credit losses as a percentage of period end loans	1.30%	1.22%	1.23%	0.68%	0.70%
Allowance for credit losses on unfunded loan commitments	$3.525	$3,477	$2,984	$—	$—

Nonperforming assets:
Nonperforming loans
Commercial	$553	$754	$560	$764	$835
Commercial real estate	4,313	5,822	5,644	5,800	7,037
Residential construction and development	2	14	11	326	191
Residential real estate	5,104	5,873	4,343	4,404	4,461
Consumer	31	29	65	116	115
Other	—	35	100	100	100
Total nonperforming loans	10,003	12,527	10,723	11,510	12,739
Foreclosed properties
Commercial real estate	2,500	1,774	1,866	1,930	1,514
Commercial construction and development	4,154	4,511	4,511	4,601	4,909
Residential construction and development	10,330	10,645	10,774	11,169	12,847
Residential real estate	847	1,024	1,136	1,576	1,709
Total foreclosed properties	17,831	17,954	18,287	19,276	20,979
Other repossessed assets	—	—	49	17	16
Total nonperforming assets	$27,834	$30,481	$29,059	$30,803	$33,734

Nonperforming loans to period end loans	0.44%	0.56%	0.53%	0.60%	0.69%
Nonperforming assets to period end assets	0.94%	1.07%	1.16%	1.28%	1.45%

Troubled debt restructurings
Performing	$22,232	$22,117	$22,966	$23,339	$23,420
Nonperforming	2,988	3,003	2,831	2,337	2,443
Total troubled debt restructurings	$25,220	$25,120	$25,797	$25,676	$25,863

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019

Commercial	$147	$196	$160	$111	$390
Commercial real estate	1,740	1,231	2,106	1,196	312
Construction and development	422	8	53	236	65
Residential real estate	4,464	2,763	5,178	4,775	5,573
Consumer	160	164	222	269	365
Other	2	3	7	25	63
Total	$6,935	$4,365	$7,726	$6,612	$6,768

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2020 vs Q2 2020 vs Q3 2019 (unaudited)
	Q3 2020			Q2 2020			Q3 2019
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,251,722	$26,656	4.71%	$2,118,158	$25,466	4.84%	$1,813,555	$24,786	5.42%
Tax-exempt (2)	16,245	191	4.68%	17,244	200	4.66%	15,903	195	4.86%
Securities
Taxable	261,231	1,445	2.20%	248,792	1,453	2.35%	203,288	1,566	3.06%
Tax-exempt (2)	150,350	1,186	3.17%	120,385	1,012	3.38%	79,387	782	3.91%
Interest bearing deposits other banks and Federal funds sold	60,639	57	0.37%	41,776	60	0.58%	35,214	125	1.41%
Total interest earning assets	2,740,187	29,535	4.29%	2,546,355	28,191	4.45%	2,147,347	27,454	5.07%

Noninterest earning assets
Cash & due from banks	16,603			16,672			12,815
Premises & equipment	52,329			50,457			43,160
Other assets	154,578			140,355			104,789
Allowance for credit losses	(28,144)			(25,799)			(13,276)
Total assets	$2,935,553			$2,728,040			$2,294,835

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$850,281	$380	0.18%	$764,852	$369	0.19%	$594,772	$1,621	1.08%
Savings deposits	588,085	925	0.63%	512,634	1,200	0.94%	302,331	949	1.25%
Time deposits	585,092	2,247	1.53%	625,717	2,617	1.68%	674,869	3,644	2.14%
Short-term borrowings	165,555	734	1.76%	95,744	499	2.10%	202,425	1,372	2.69%
Long-term borrowings and subordinated debentures	23,230	194	3.32%	20,299	186	3.69%	20,312	243	4.75%
Total interest bearing liabilities	2,212,243	4,480	0.81%	2,019,246	4,871	0.97%	1,794,709	7,829	1.73%

Noninterest bearing liabilities
Demand deposits	421,741			417,992			240,193
Other liabilities	33,978			32,238			21,320
Total liabilities	2,667,962			2,469,476			2,056,222

Shareholders' equity - common	267,591			258,564			238,613
Total liabilities and shareholders' equity	$2,935,553			$2,728,040			$2,294,835

NET INTEREST EARNINGS		$25,055			$23,320			$19,625

NET INTEREST MARGIN			3.64%			3.68%			3.63%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $289,000, $254,000 and $205,000 for Q3 2020, Q2 2020 and Q3 2019, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2020 vs YTD 2019 (unaudited)
	YTD 2020			YTD 2019
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,102,331	$77,211	4.91%	$1,758,645	$71,877	5.46%
Tax-exempt (2)	16,121	576	4.77%	15,172	591	5.21%
Securities
Taxable	256,322	4,657	2.43%	200,947	4,858	3.23%
Tax-exempt (2)	113,793	2,897	3.40%	98,084	2,920	3.98%
Interest bearing deposits other banks and Federal funds sold	46,074	215	0.62%	41,642	490	1.57%
Total interest earning assets	2,534,641	85,556	4.51%	2,114,490	80,736	5.10%

Noninterest earning assets
Cash & due from banks	15,901			12,941
Premises & equipment	49,655			40,983
Other assets	138,651			108,984
Allowance for loan losses	(25,618)			(13,283)
Total assets	$2,713,230			$2,264,115

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$753,384	$1,830	0.32%	$575,817	$5,016	1.16%
Savings deposits	516,841	3,462	0.89%	306,083	2,768	1.21%
Time deposits	608,551	7,796	1.71%	667,565	9,960	1.99%
Short-term borrowings	127,109	1,863	1.96%	196,622	4,241	2.88%
Long-term borrowings and subordinated debentures	21,284	600	3.77%	20,317	757	4.98%
Total interest bearing liabilities	2,027,169	15,551	1.02%	1,766,404	22,742	1.72%

Noninterest bearing liabilities
Demand deposits	393,128			243,356
Other liabilities	30,741			19,669
Total liabilities	2,451,038			2,029,429

Shareholders' equity - common	262,192			234,686
Total liabilities and shareholders' equity	$2,713,230			$2,264,115

NET INTEREST EARNINGS		$70,005			$57,994

NET INTEREST MARGIN			3.69%			3.67%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $730,000 and $737,000 for the YTD 2020 and YTD 2019, respectively.